EXHIBIT 8.1
                                        Brown, Winick, Graves, Gross,
                                  Baskerville and Schoenebaum, P.L.C.
ATTORNEYS AT LAW

666 GRAND AVENUE, SUITE 2000 DES MOINES, IOWA 50309-2510 TELEPHONE: (515) 242-2400 FACSIMILE: (515) 283-0231 URL: www.ialawyers.com Offices in: West Des Moines, Iowa Pella, Iowa	Bruce Graves
Steven C. Schoenebaum
Harold N. Schneebeck
Paul D. Hietbrink
William C. Brown
Richard K. Updegraff
Paul E. Carey
Douglas E. Gross
John D. Hunter
James H. Gilliam
Robert D. Andeweg
Alice Eastman Helle
Michael R. Blaser
Thomas D. Johnson
Christopher R. Sackett
Sean P. Moore
Nancy S. Boyd	James L. Pray
Brenton D. Soderstrum
Michael D. Treinen
Scott L. Long
Ronni F. Begleiter
Miranda L. Hughes
Kelly D. Hamborg
William E. Hanigan
Mary A. Ericson
Michael J. Green
Michael A. Dee
Danielle Dixon Smid
Brian P. Rickert
Valerie D. Bandstra
Ann Holden Kendell
James S. Niblock
Brian M. Green	Dustin D. Smith
Alexander M. Johnson
Rebecca A. Brommel
Mark E. Roth
Tina R. Thompson
Catherine C. Cownie
Laura N. Martino
Amy R. Piepmeier
Elizabeth A. Coonan
Britney L. Schnathorst
Sara L. Keenan
Rebecca A. Reisinger
Leanna Daniels Whipple
Justin T. Lange
Kevin F. Howe	Patents and Trademarks G. Brian Pingel Camille L. Urban Adam W. Jones Of Counsel: Richard W. Baskerville Walter R. Brown (1921-2000)

WRITER’S DIRECT DIAL NO.
(515) 242-2416
WRITER’S DIRECT FAX NO.
(515) 323-8516
WRITER’S E-MAIL ADDRESS
carey@ialawyers.com
May 10, 2006
Board of Directors
E Energy Adams, LLC
510 Main St.
P.O. Box 49
Adams, NE 68301
Re:            2005 Registration Statement on Form SB-2; Tax Matters
Dear Directors:
As counsel for E Energy Adams, LLC (the “Company”), we furnish the following opinion in connection with the proposed issuance by the Company of up to 5,810 of its membership interests (the “Units”).
We have acted as legal counsel to the Company in connection with its offering of the Units. As such, we have participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of a Form SB-2 Registration Statement dated October 7, 2005 relating to that offering (the “Registration Statement”).
You have requested our opinion as to matters of federal tax law that are described in the Registration Statement. We are assuming that the offering will be consummated and that the operations of the Company will be conducted in a manner consistent with that described in the Registration Statement. We have examined the Registration Statement and such other documents as we have deemed necessary to render our opinion expressed below.
Based on the foregoing, all statements relating to the Company’s classification as a partnership for federal income tax purposes and the taxation of investors on their allocable share of the Company’s income, gains, losses and deductions recognized by the Company without regard to

May 10, 2006

cash distributions as described in the as contained in the Registration Statement under the heading, “Federal Income Tax Consequences of Owning Our Units” constitute our opinion. That section of the Registration Statement is a general description of the material federal income tax consequences that are expected to arise from the ownership and disposition of Units, insofar as it relates to matters of law and legal conclusions. That section is the opinion of counsel on all material federal income tax consequences to prospective Unit holders of the ownership and disposition of Units.
     Our opinion extends only to matters of law and does not extend to matters of fact. With limited exceptions, the discussion relates only to individual citizens and residents of the United States and has limited applicability to corporations, trusts, estates or nonresident aliens. The opinion expressed herein shall be effective as of the date of effectiveness of the Company’s Registration Statement. The opinion set forth herein is based upon known facts and existing law and regulations, all of which are subject to change prospectively and retroactively. We assume no obligation to revise or supplement such opinions as to future changes of law or fact.
     An opinion of legal counsel represents an expression of legal counsel’s professional judgment regarding the subject matter of the opinion. It is neither a guarantee of the indicated result nor is it an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.
     We consent to the discussion in the Registration Statement of this opinion, the filing of this opinion as an exhibit to the Registration Statement and to the reference to our law firm in the Registration Statement.
Yours truly,
Paul E. Carey
PEC:trt

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